EXHIBIT 10.8



       AMENDMENT TO SEVERANCE AND NON-COMPETITION AGREEMENT

     THIS AMENDMENT is made this 3rd day of June, 1998, between ROUNDY'S, INC., a Wisconsin corporation ("Roundy's") and Gerald F. Lestina ("Mr. Lestina").

                             RECITALS:

1. Mr. Lestina and Roundy's are parties to a "Severance and Non-Competition Agreement" dated as of April 13, 1998 (the
     "Existing Agreement").

2. The Parties desire to amend the Existing Agreement, in the manner set forth herein.

                            AGREEMENT:
     Therefore, in consideration of the premises and Mr. Lestina's continued employment with Roundy's, Roundy's and Mr. Lestina hereby agree as follows:

     1.   Amendment of Existing Agreement.  Section 4(d) of the
Existing Agreement is renumbered subsection 4(d)(i), and a new subsection 4(d)(ii) is inserted to read as follows:

          "(ii)     Notwithstanding anything contained in the
          preceding subsection 4(d)(ii) or elsewhere in this Agreement, in the event any payments or other benefits otherwise receivable by Mr. Lestina hereunder are determined to be "parachute payments" (as hereinafter defined), under no circumstances shall the Severance Benefit exceed the "Maximum Amount" (as hereinafter defined). The "Maximum Amount" for this purpose means a dollar amount equal to (i) three (3) times Mr. Lestina's "base amount" (as hereinafter defined), minus (ii) all other amounts constituting parachute payments received or receivable by Mr. Lestina in respect of the same Change of Control, minus (iii) one dollar. The terms "parachute payment" and "base amount" shall have the meanings given them in Section 280G of the Internal Revenue Code of 1986, as amended from time to time (or the corresponding provisions of any future tax laws that may be enacted in substitution for or in place of said section) and the Treasury Regulations and other interpretations of said
          Section in existence from time to time, except that "parachute payment" shall be defined without reference to clause (ii) of subparagraph 280G(b)(2)(A). In the event of any dispute between Mr. Lestina and Roundy's with respect to the interpretation and effect of this subsection 4(d)(ii) (including, without limitation, the calculation of Mr. Lestina's base amount or the total amount of parachute payments received or receivable by Mr. Lestina), the matter shall be submitted for a determination by Roundy's outside certified public accountants, which determination shall be final and binding on the parties."

     2. Agreement Otherwise Remains in Effect. Except as expressly set forth above, the Existing Agreement remains in force and effect in accordance with its original terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment, as of the date first written above.

                              ROUNDY'S, INC.

                              By: ROBERT D. RANUS
                                Its: VICE PRESIDENT
GERALD F. LESTINA
__________________________________
Gerald F. Lestina
                                         EDWARD G. KITZ
                                 Attest: --------------------------------------
                                  Edward G. Kitz, Vice Pres., Sec'y & Treasurer